UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2007

Metalline Mining Company

(Exact name of registrant as specified in its charter)

Nevada	0-27667	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.

See description under Item 3.02, below.

Item 3.02 Unregistered Sales of Equity Securities.

On March 6, 2007, Metalline Mining Company (the “Company”) completed a private offering (the “Offering”) of 2,413,571 shares of the Company’s common stock, $0.01 par value per share, and warrants to purchase 1,206,785 shares of common stock, exercisable at $2.42 per share and expiring on March 6, 2011, (collectively, the “Purchased Securities”). The Purchased Securities were purchased at a price of $4.70 per Unit, which consists of two shares of common stock and one warrant, for an aggregate gross proceeds of $5,671,892.60 pursuant to the Common Stock and Warrant Purchase Agreement with the purchasers. There were no commissions paid in connection with the Offering. The Purchased Securities were sold to accredited investors pursuant to Section 4(2) and Regulation D under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company (Registrant)

Date: March 9, 2007	By:	/s/ Merlin Bingham
Name: Merlin Bingham
Title: President